Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

GERBER SCIENTIFIC, INC.

ARTICLE I.  GENERAL

Section 1.    Purpose.  These bylaws are intended to supplement and implement applicable provisions of law and of the certificate of incorporation of this Corporation with respect to the regulation of the affairs of this Corporation.

Section 2.    Principal Office of Corporation.  The principal office of the Corporation is 24 Industrial Park Road, South Windsor, Connecticut 06074.  The board of directors shall have the power to change the location of the principal office from time to time and to establish such additional offices as it shall determine in its discretion.

ARTICLE II.  MEETINGS OF SHAREHOLDERS

Section 1.    Location.  Shareholders' meetings shall be held at the principal office of the Corporation, or at such other place, either within or outside the State of Connecticut, as shall be designated by the board of directors.

Section 2.    Shareholder Action; How Taken.  Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless the consent sets forth the action so taken or to be taken and is signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

Section 3.    Annual Meeting.  The annual meeting of shareholders of the Corporation shall be held on such day and at such hour as the board of directors may prescribe.  At each annual meeting of shareholders, the shareholders shall elect directors and shall transact such other business as may properly come before the meeting.

Section 4.    Special Meeting.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting delivered to the secretary in accordance with the provisions of the Connecticut Business Corporation Act (the "CBCA").

Section 5.    Notice.  Notice of the time, place and purpose of the annual meeting or any special meeting of shareholders shall be given by mailing notice of the same at least ten (10) days but not more than sixty (60) days prior to the meeting to each shareholder of record of the Corporation entitled to vote at such meeting.  Notice of any shareholder's meeting may be waived in writing, by any person or persons entitled to such notice, whether before or after the time stated therein.

Section 6.    Shareholders' Quorum and Voting Requirements.  A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 7.    Votes Required for Shareholders' Action.  Unless the CBCA, or the certificate of incorporation require a greater number of affirmative votes, actions to be voted upon by the shareholders at a meeting at which a quorum is present shall be approved if the votes cast by shareholders entitled to vote on such action exceed the votes cast in opposition to such action.

Section 8.    Adjournment of Meetings.  The shareholders present, in person or by proxy, at any special meeting of shareholders, may, by the affirmative vote of a majority of the voting power of the shares represented at such meeting and entitled to vote thereat, adjourn from time to time as they see fit, whether or not such number constitutes a quorum, and no notice of such adjournment need be given.

ARTICLE III.  DIRECTORS

Section 1.    Authority.  The business, property and affairs of the Corporation shall be managed by or under the direction of its board of directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the certificate of incorporation or by these bylaws directed or required to be exercised or done by shareholders.

Section 2.    Number.  The number of directors who will constitute the entire board of directors shall not be less than one (1) nor more than seven (7) and shall initially be three (3).  The number of directors at any time within the limits specified above shall be the number fixed by resolution of the board of directors.

Section 3.    Removal.  Any director may be removed from office by the shareholders with or without cause in accordance with the provisions of the CBCA.

Section 4.    Vacancies.  Any vacancy occurring on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor and until his successor is duly elected and qualified.

Section 5.    Committees.  The board of directors may create one or more committees and appoint members of the board of directors to serve on them.  Each committee shall have two or more members, who serve at the pleasure of the board of directors.

ARTICLE IV.  MEETINGS OF DIRECTORS

Section 1.    Annual Meeting.  A regular meeting of the board of directors shall be held without notice immediately after the annual shareholders' meeting or as soon thereafter as convenient.

Section 2.    Other Regular Meetings.  All other regular meetings of the board of directors may be held at such time and place as the board of directors may determine and fix by resolution.

Section 3.    Special Meetings.  Special meetings of the board of directors may be held at any place upon call of the president, or in the event of his absence or inability to act, upon call of any two or more directors, provided two days' notice oral or written is given to each director.

Section 4.    Special Meeting Notices.  Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.  Notice of any special meeting may be waived in writing by the person or persons entitled to notice.  The attendance of any director at a meeting, without protesting the lack of proper notice prior to or at the commencement of the meeting, shall be deemed to be a waiver of notice of such meeting by such director.

Section 5.    Quorum and Voting.

(a)    A quorum for a meeting of the board of directors consists of a majority of the entire board of directors.

(b)    If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

Section 6.    Action Without Meeting.  Any corporate action which can be authorized at a meeting of the board of directors, or a committee thereof, may be authorized without such a meeting, provided that all of the directors or all of the members of a committee thereof, as the case may be, consent in writing to such action.  The secretary of the Corporation shall file such consents with the minutes of the meetings of the board of directors.

ARTICLE V.  OFFICERS

Section 1.    Manner of Election and Delegation.  The board of directors shall have the power to choose, appoint and employ such officers, employees and agents as it may deem the interest of the Corporation requires and to fix the compensation and define the powers and duties of all such officers, employees and agents.  All such officers, employees and agents shall be subject to the order of the board of directors, shall hold their offices at the pleasure of the board of directors, and may be removed at any time by the board of directors at its discretion.

Section 2.    Titles.  The officers of the Corporation shall consist of a president and a secretary and such other officers as the board of directors may from time to time elect or appoint.  Any two or more offices may be held by the same person.

Section 3.    Election and Term of Office.  The officers of the Corporation shall be elected by the board of directors annually at the regular meeting of the board of directors held after each annual meeting of the shareholders and, in addition, at such other times as the board of directors deems it to be in the best interests of the Corporation.  Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.    Removal.  Any agent, employee or officer of the Corporation may be removed by the board of directors.  Any such removal may be made with or without cause whenever in the judgment of the board of directors, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.    Vacancies.  A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 6.    President.  The president shall generally supervise the business and affairs of the Corporation subject to the control of the board of directors.  The president shall, when present, preside at all meetings of the shareholders and the board of directors.  The president shall perform such other duties as may be prescribed by the board of directors from time to time.

Section 7.    Secretary.  The secretary shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these bylaws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder, have general charge of the stock transfer books of the Corporation, execute certificates as to any action taken by the shareholders, directors, any officer or any representative of the Corporation, which certificates shall constitute, as to all persons who rely thereon in good faith, conclusive evidence of such action, and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

Section 8.    Compensation.  The salaries of all officers of the Corporation shall be fixed from time to time by the board of directors.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI.  SHARES

Section 1.    Certificates.  Each shareholder shall be entitled to a certificate evidencing the shares of the Corporation owned by such shareholder.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by either the president and by the secretary or by such other officers authorized by law and by the board of directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the shareholders, the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

Section 2.    Transfers.  Shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary stamps affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Upon such surrender to the Corporation or the transfer agent of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

ARTICLE VII.  MISCELLANEOUS

Section 1.    Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of May and end on the last day of April in each year.

Section 2.    Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal".

ARTICLE VIII.  AMENDMENT

        Subject to the provisions of the CBCA, the certificate of incorporation and these bylaws, bylaws may be adopted, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority of the voting power of the shares entitled to vote thereon, provided that in the call for such special meeting notice of such purpose shall be given.  Subject to the CBCA, the certificate of incorporation and these bylaws, bylaws may be adopted, amended or repealed at any meeting of the board of directors by the affirmative vote of a majority of the entire board of directors.

ARTICLE IX.  INDEMNIFICATION

Section 1.    Indemnification.  To the fullest extent permitted by law, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the Corporation against all liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which such individual was or is a party or is threatened to be made a party by reason of such individual's current or former position with the Corporation or by reason of the fact that such individual is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity.  Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the Corporation against the indemnitee or commenced by the indemnitee against the Corporation.

Section 2.    Advance of Expenses.  The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a current or former director who is or was a party to a proceeding because he is or was a director or officer if he delivers to the Corporation:  (i) a written affirmation of his good faith belief that he has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the Corporation's certificate of incorporation; and (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the Connecticut Business Corporation Act and it is ultimately determined that he has not met the relevant standard of conduct required by the Corporation's certificate of incorporation or by of the Connecticut Business Corporation Act.  The Corporation, in its discretion, may advance funds to any current or former officer, employee or agent of the Corporation upon such terms and conditions as the board of directors deems appropriate.

END OF BYLAWS